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Exhibit 5.2

March 28, 2017

Reference: 00089923/000034

Enerplus Corporation
The Dome Tower, 3000
333 – 7th Avenue S.W.
Calgary, Alberta, T2P 2Z1
Canada

Re: Enerplus Corporation (the "Company")

Dear Ladies and Gentlemen:

We hereby consent to the references to our firm name on the cover page and under the captions "Legal Matters", "Interest of Experts" and "Documents Filed as Part of the Registration Statement" and to the reference to our firm name and the use of our opinion under the caption "Enforcement of Civil Liabilities" in the prospectus included as part of this Registration Statement on Form F-10 (Registration No. 333-216844) of the Company.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Yours very truly,

/s/ Blake, Cassels & Graydon LLP

Blake, Cassels & Graydon LLP

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  Exhibit 5.2
Consent of Blake, Cassels & Graydon LLP